UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	Nasdaq Global Market
(1)

Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Hovnanian Enterprises, Inc. (the “Company” or “Hovnanian”) is providing selected preliminary financial results for its fiscal second quarter ended April 30, 2020 as follows.

Selected Preliminary Second Quarter Financial Results

HOVNANIAN ENTERPRISES, INC.
(CONSOLIDATED)
(UNAUDITED)

		Net Contracts (1)			Deliveries			Contract
								Backlog
								(at month and quarter end)
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
February (monthly) Consolidated
	Home	647	449	44.1%	376	300	25.3%	2,492	1,942	28.3%

March (monthly) Consolidated
	Home	463	553	(16.3)%	446	341	30.8%	2,509	2,154	16.5%

April (monthly) Consolidated
	Home	377	544	(30.7)%	503	444	13.3%	2,383	2,254	5.7%

SECOND QUARTER CONSOLIDATED ended April 30,	Home	1,487	1,546	(3.8)%	1,325	1,085	22.1%	2,383	2,254	5.7%

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

Total with UJVs (ex.KSA)(2)(3)

HOVNANIAN ENTERPRISES, INC.
(UNAUDITED)

		Net Contracts (1)			Deliveries			Contract
								Backlog
								(at month and quarter end)
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
February (monthly) Total with UJVs (ex. KSA)	Home	721	519	38.9%	426	339	25.7%	2,852	2,317	23.1%

March (monthly) Total with UJVs (ex. KSA)	Home	531	617	(13.9)%	501	401	24.9%	2,882	2,533	13.8%

April (monthly) Total with UJVs (ex. KSA)	Home	390	605	(35.5)%	586	539	8.7%	2,686	2,599	3.3%

SECOND QUARTER TOTAL with UJVs (ex. KSA) ended April 30,	Home	1,642	1,741	(5.7)%	1,513	1,279	18.3%	2,686	2,599	3.3%

Notes:

(1)	Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2)	KSA is our single community unconsolidated joint venture in the Kingdom of Saudi Arabia.
(3)

Includes our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures.”

Second Quarter Results

COVID-19 was declared a global pandemic in March 2020, and it continues to have a significant impact on global and U.S. economies. The pandemic and related government responses thereto began to impact our business in March 2020. Prior to the escalation of the pandemic, the Company was executing on its growth plans, and its fiscal 2020 contract results were well ahead of the same period last year. New home sales began to slow substantially, however, starting in mid-March. Since then, the Company’s weekly consolidated sales pace has rebounded from the low in mid-April of approximately 42 homes (without taking into account joint ventures) to a pace of approximately 145 homes over the most recent two weeks, and May month-to-date contracts are ahead of the same period last year. Hovnanian achieved the higher 145 home sales pace without adjusting concessions or home prices in most communities from pre-COVID levels.

Despite the effects of the pandemic, the vast majority of the Company’s customers in backlog closed on their homes. While COVID-19 had an adverse impact on the Company’s operations for the fiscal second quarter, deliveries were still up significantly, both for the quarter and for the month of April, as compared to the prior year periods.

Taking into account the increase in land and land development spend from $110 million in last year’s second quarter to $115 million in the fiscal 2020 second quarter, Hovnanian’s total liquidity as of April 30, 2020 was $247 million, which is comprised of $233 million of cash and cash equivalents and $14 million of restricted cash required to collateralize letters of credit.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, Lucian T. Smith III, Chief Operating Officer of the Company, notified the Company that he intends to retire effective November 30, 2020. The Company does not intend to appoint a principal operating officer to fill the vacancy, and Mr. Smith’s responsibilities will be divided amongst senior management of the Company. In connection with Mr. Smith’s departure, the Company entered into a retirement agreement with Mr. Smith, dated as of May 18, 2020 (the “Agreement”). Pursuant to the Agreement, and subject to his execution and non-revocation of a general release, Mr. Smith is entitled to:

●	A lump sum cash payment of $416,000, payable within 15 business days following his retirement date; and
●	An annual bonus for the 2020 fiscal year to be determined based on normal practices and payable in January 2021, with a guaranteed minimum amount of at least $1.0 million.

Additionally, following his retirement, Mr. Smith will continue to be subject to certain restrictive covenants, including non-solicitation covenants for two years following his retirement.

Item 7.01. Regulation FD Disclosure.

Response to COVID-19

Since the pandemic first escalated, the Company’s primary focus has been the safety and health of its associates, its trade partners and its customers. Hovnanian has implemented appropriate health and safety protocols so that its community construction and sales activities, wherever authorized, could continue operations, and transitioned its non-essential office employees to a work from home environment.

Given the uncertain economic environment, and consistent with many national homebuilders, the Company took measures to preserve cash by delaying certain land purchases and land development activity and beginning work on unsold homes. In light of recent record unemployment levels and other indicators of a potential recession, the Company is taking difficult measures to right size its organization to prepare for a further potential economic slowdown.

This strategy comprises several components. First, it is streamlining its organizational structure by transitioning from three homebuilding operational Groups to two. Additionally, Hovnanian is consolidating several business units, resulting in the reduction of three Divisional offices. Additionally, given the challenging conditions of the Chicago market for several years, the Company has decided to gradually phase out of that market as it sells through its existing Chicago communities. Considering these operational changes, Lucian Smith, our Chief Operating Officer, has decided to retire effective November 30, 2020, as discussed in Item 5.02 above.

In light of the challenging economic environment arising from the COVID-19 pandemic and in connection with the strategic decisions described above, the Company will be taking measures to reduce its overhead expenses through a combination of furloughs, layoffs and other cost reduction measures. Hovnanian expects these steps to reduce its annualized overhead expense by approximately $20 million. The Company expects to take a charge of approximately $3 million for severance and other related expenses in the third quarter of fiscal 2020.

As the market rebounds from the pandemic, the Company believes that this new organizational alignment should allow it to be even more cost-efficient in pursuing its growth plans and should result in a more rapid repair of its balance sheet.

* * * *

Statements in this Current Report on Form 8-K that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and its compliance with the NYSE’s listing standards. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to (1) the impact of COVID-19 and related economic conditions, (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (5) availability and terms of financing to the Company; (6) the Company’s sources of liquidity; (7) changes in credit ratings; (8) the seasonality of the Company’s business; (9) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (10) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (11) reliance on, and the performance of, subcontractors; (12) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (13) increases in cancellations of agreements of sale; (14) fluctuations in interest rates and the availability of mortgage financing; (15) changes in tax laws affecting the after-tax costs of owning a home; (16) operations through unconsolidated joint ventures with third parties; (17) government regulation, including regulations concerning development of land, the homebuilding, sales and customer financing processes, tax laws and the environment; (18) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (19) levels of competition; (20) successful identification and integration of acquisitions; (21) significant influence of the Company’s controlling stockholders; (22) availability of net operating loss carryforwards; (23) utility shortages and outages or rate fluctuations; (24) geopolitical risks, terrorist acts and other acts of war; (25) diseases, pandemics or other severe public health events; (26) loss of key management personnel or failure to attract qualified personnel; (27) information technology failures and data security breaches; (28) negative publicity; and (29) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: May 19, 2020